  Exhibit 99.1
Yuma Energy, Inc.

FOR IMMEDIATE RELEASE

Yuma Energy, Inc. Reaches Forbearance Agreement with Lender

HOUSTON, TX – (PR Newswire – September 17, 2019) – Yuma Energy, Inc. (NYSE American:YUMA) (“Yuma,” the “Company,” “we” or “our”) today announced that the Company has entered into a Forbearance Agreement with YE Investment LLC (the “Lender”), an affiliate of Red Mountain Capital Partners LLC (“Red Mountain”) and the new lender under the Company’s reserve-based Credit Agreement.

Under the terms of the Forbearance Agreement, the Lender has agreed to forbear from exercising its rights and remedies under the Credit Agreement as a result of the Company not making scheduled interest payments due and payable on December 31, 2018, March 31, 2019, and June 30, 2019 and certain other defaults. The Forbearance Agreement extends until October 26, 2019 unless certain specified events occur. All interest and principal amounts that would have been payable by the Company shall accrue and be deferred until the expiration or termination of the Forbearance Agreement.

The Forbearance Agreement provides Yuma the time required to address the restructuring goals previously outlined by the Company and Red Mountain in the Company’s press release dated September 10, 2019. In connection with the proposed restructuring, Yuma’s senior management will conduct a thorough review of its balance sheet with a plan to reduce the Company’s overall liabilities including its outstanding debt and trade payables. Any modification of the Senior Secured Debt on mutually agreeable terms will be subject to the Company making progress on these objectives.

“Today’s announcement is an important step in the restructuring process announced last week. By operating under the Forbearance Agreement, the Company can focus on its efforts to restructure its balance sheet,” said Anthony C. Schnur, Yuma’s Interim Chief Executive Officer and Chief Restructuring Officer. “While working through the restructuring process, the Company plans to continue to evaluate various strategic options to preserve the value of its business. The Forbearance Agreement will allow the Company, the Lender, and their respective legal and financial advisors to evaluate these various strategic options.”

Continuing Uncertainty
The Company's audited consolidated financial statements for the year ended December 31, 2018, included a going concern qualification. The risk factors and uncertainties described in our Securities and Exchange Commission (“SEC”) filings for the year ended December 31, 2018, the quarter ended March 31, 2019, and the quarter ended June 30, 2019 raise substantial doubt about the Company's ability to continue as a going concern.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The Company’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
M. Carol Coale
Managing Director
Dennard Lascar Investor Relations
1800 West Loop South, Suite 200
Houston, TX 77027
713-529-6600
ccoale@dennardlascar.com